UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 2, 2009

STAR GAS PARTNERS, L.P.

STAR GAS FINANCE COMPANY

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-14129 333-103873	06-1437793 75-3094991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 2, 2009, Petroleum Heat and Power Co., Inc., a Minnesota corporation (“Petro” or the “heating oil segment”), which is a subsidiary of Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership,” “Star,” “we,” “us” or “our”), entered into an amended and restated asset based revolving credit facility agreement (the “amended facility”). The bank syndication supporting the amended facility is comprised of nine banks, with J.P., Morgan Securities Inc. and Banc of America Securities LLC, acting as Joint Lead Arranger and Joint Book Managers. JPMorgan Chase Bank, N.A. is serving as Administrative Agent. RBS Citizens, N.A. served as Co-Syndication Agent.

The amended facility provides us with the ability to borrow up to $290 million for working capital purposes (subject to certain borrowing base limitations and coverage ratios), including the issuance of up to $100 million in letters of credit, which may be increased in the future to up to $340 million at the Partnership’s request. Obligations under the revolving credit facility are secured by liens on substantially all of our assets including accounts receivable, inventory, general intangibles, real property, fixtures and equipment. As of the closing date, no borrowings were outstanding and $46.0 million in letters of credit were outstanding under the amended facility.

The amended facility contains customary covenants for credit facilities of this type, including limitations on disposition of assets and mergers and reorganizations. The Partnership is also obligated to meet certain financial covenants under the amended facility, including the requirement to maintain at all times either availability (borrowing base less amounts borrowed and letters of credit issued) of $43.5 million or a fixed charge coverage ratio (as defined in the credit agreement) of not less than 1.1 to 1.0.

All outstanding amounts owed under the amended facility become due and payable no later than the maturity date of July, 2012 and are subject to acceleration upon the occurrence of events of default which the Partnership considers usual and customary for an agreement of this type, including failure to make payments under the amended facility, non-performance of covenants and obligations or insolvency or bankruptcy (as described in the loan agreement).

The foregoing description of the amended facility does not purport to be complete and is qualified in its entirety by reference to the amended and restated revolving credit facility agreement and the amended and restated pledge and security agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01(c) Exhibits

10.1	Amended and Restated Revolving Credit Facility

10.2	Amended and Restated Pledge and Security Agreement

99.1	Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P.

By:	Kestrel Heat, LLC (General Partner)

By:	/s/ Richard F. Ambury
Name:	Richard F. Ambury
Title:	Chief Financial Officer

Date: July 7, 2009

STAR GAS FINANCE COMPANY

By:	/s/ Richard F. Ambury
Name:	Richard F. Ambury
Title:	Chief Financial Officer

Date: July 7, 2009

Exhibit Index

10.1	Amended and Restated Revolving Credit Facility Agreement.

10.2	Amended and Restated Pledge and Security Agreement.

99.1	Press Release

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